Exhibit 10.37

EXHIBIT A
AMENDMENT TO THE
AUTODESK, INC. EQUITY INCENTIVE DEFERRAL PLAN
This amendment (the "Amendment") to the Autodesk, Inc. Equity Incentive Deferral Plan (the "Plan"), is made and entered into effective as of February 17, 2012. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS
WHEREAS, the Compensation Committee of the Board of Directors of Autodesk, Inc. desires to amend the Plan;

NOW, THEREFORE, the Plan shall be amended as follows:
1.    Amendment to Preamble
The final two sentences of the second paragraph of the preamble to the Plan are hereby amended to read as follows:
Any Restricted Stock Units (or RSUs) awarded pursuant to the Deferral Plan shall be granted under the Company's 2008 Employee Stock Plan, 2012 Employee Stock Plan, or any other equity compensation plan approved by the Company's Stockholders (the plan covering any given RSU being referred to herein as the "Plan" with respect to such RSU).  Capitalized terms not otherwise defined in the Deferral Plan shall have the meanings given to them in the Plan.
2.    Effect on the Plan. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect.
3.    Headings. Headings to sections herein are inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Amendment.
4.    Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California without regard to its principles of conflict of laws.
IN WITNESS WHEREOF, the Company has caused this Amendment be executed as of the date first above written.
COMPANY

By:         /s/   RICHARD FOEHR
Name:    Richard Foehr
Title:    Vice President, Assistant General
Counsel and Assistant Secretary